                                                               Exhibit 99(f)


                            CONFIDENTIAL PRESENTATION

                                       TO

                               BOARD OF DIRECTORS

                                       OF

                              DATAPOINT CORPORATION

                          Patricof & Co. Capital Corp.

                                  July 24, 1996




DATAPOINT CORPORATION                                              CONFIDENTIAL

Patricof & Co. Capital Corp.


                                TABLE OF CONTENTS

TAB                                                       PAGE
- --------------------------------------------------------------

1. Transaction Overview.....................................1
2. Patricof Due Diligence...................................2
3. General Observations Concerning Datapoint................4
4. Summary Financial Information...........................17
5. Summary of Issues Respecting Fairness...................20
6. Valuation of Equity before Exchange Offer...............21
7. Comparative Company Approach............................23
8. Liquidation Value Approach..............................41
9. Discounted Cash Flow Valuation..........................42
10. Valuation of Preferred Stock...........................50
11. Conclusion.............................................57

Supplemental Materials
- ----------------------

A. Comparative Company Financial Data
B. Datapoint Preferred Stock and Convertible Debenture Summary Term Sheets
C. Datapoint Common Stock and Preferred Stock Price and Volume Data
D. Comparative Preferred Securities
E. Datapoint Historical Financials
F. Discounted Cash Flow - Base Case
G. Discounted Cash Flow - Downside Case
H. Discounted Cash Flow - Upside Case

Patricof & Co. Capital Corp.


                                     PREFACE

This report has been prepared by Patricof & Co. Capital Corp. ("Patricof") in connection with Patricof's opinion to be rendered to the Board of Directors of Datapoint Corporation ("Datapoint" or the "Company") as to the fairness from a financial point of view of the Exchange Offer, described herein, to the Company's Common Shareholders. The material in this report and all analyses contained herein are confidential and are solely for the use of the Board of Directors and its advisors. Any publication or use of this material or the analyses contained herein without the express written consent of Patricof is strictly prohibited.

In the course of our activities as financial advisor, Patricof received and reviewed business and financial information on the Company developed by Datapoint and held discussions with the management of Datapoint and with others regarding this information. In connection with the analyses contained herein, we have not independently verified the accuracy of any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of Datapoint's properties or assets.

Patricof has employed several analytical methodologies herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and limitations, and the nature of the available information may further affect the value of particular techniques. Our conclusion is based on all the analyses and factors presented herein taken as a whole and also on application of our experience. Such conclusion often involves significant elements of judgment and qualitative as well as quantitative analysis. Hence, we express no opinion as to the probative force standing alone, of any one or more parts of the material that follows. Our only opinion is the formal written opinion that we have expressed or will express as to the fairness from a financial point of view of the consideration being paid in the transaction. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this presentation, and on information available to us as of the date hereof.





DATAPOINT CORPORATION                  ii                          CONFIDENTIAL

Patricof & Co. Capital Corp.



                              TRANSACTION OVERVIEW

 - The Company has proposed to exchange 3.25 shares of $0.25 par value Common Stock (the "Common Stock") for each share of its $1.00 Exchangeable Preferred Stock (the "Preferred Stock") (the "Exchange Offer"). The Preferred Stock has a $20 liquidation preference per share, is currently convertible into 2.00 shares of Common Stock, and had a dividend arrearage of $2.00 per share at July 15, 1996.

 - Concurrently with the Exchange Offer, the Company will solicit votes to amend the Preferred Stock such that each share of Preferred Stock (inclusive of accumulated dividends) not otherwise exchanged in the Exchange Offer would be immediately converted into 3.25 shares of Common Stock (the "Preferred Stock Amendment").

 - The votes of at least two-thirds of the outstanding shares of Preferred Stock, voting separately as a class, and a majority of the outstanding shares of Common Stock is required to approve the Preferred Stock Amendment. If the Preferred Stock Amendment is approved, all shares of Preferred Stock not tendered in the Exchange Offer will be subject to the Preferred Stock Amendment and will be automatically reclassified and changed into shares of Common Stock.


                                     PRO FORMA CAPITALIZATION


                                       Shares                   Common Stock outstanding
                                   outstanding at              pro forma for conversion at
                                                      ----------------------------------------------
                                      4/27/96                 2.00:1                 3.25:1
                                 -------------------  ----------------------- ----------------------
Common Stock                             13,670,930               13,670,930             13,670,930
Preferred Stock                           1,868,071                3,736,142              6,071,231
                                                      ----------------------- ----------------------
  Pro forma for conversion                                        17,407,072             19,742,161
                                                      ======================= ======================


DATAPOINT CORPORATION                                              CONFIDENTIAL

Patricof & Co. Capital Corp.


                             PATRICOF DUE DILIGENCE
                               PERSONS INTERVIEWED

Datapoint Corporation
- ---------------------


Asher Edelman                                                                      Chairman
Blake Thomas                                                        Chief Operating Officer
Gerald Agranoff, Esq.                                                         Chief Counsel
Philip Krumb                                                        Chief Financial Officer
John Perkins                                     Director, Open Systems Product Development
David Berger                           Vice President - Sales & Distribution (Telebusiness)
Ken Witt                                                                 Finance Department

Cobrin, Gittes & Samuel
- -----------------------
Peter T. Cobrin, Esq.
David J. Garrod, Ph.D.

DATAPOINT CORPORATION                                 2                       CONFIDENTIAL

Patricof & Co. Capital Corp.


                       PATRICOF DUE DILIGENCE (CONTINUED)
                               DOCUMENTS REVIEWED

 - Public Filings of Datapoint Corporation 10-Ks for the years ended July 31, 1995, 1994, 1993 10-Q for the quarter ended 4/27/96

 -    Public filings of companies used for comparative purposes

 -    Relevant Agreements and Contracts, including:
          - March 17, 1992 Exchange Offer and Proxy
          - 8 7/8% Convertible Subordinated Debenture prospectus and Indenture
          - Acquisition agreements between Kalamazoo and Datapoint

 -    Draft S-4 describing the Exchange Offer

 -    Company Data

          - Annual Operating Plan for fiscal year 1996

         -Fiscal year 1996 forecast (as of May) pro forma for restructurings &
          sale of Autobusiness and Telebusiness
         - Other internal company financial statements (historic, current, and prospective)
         - Company product descriptions
         - Minx business plan
           - By laws, articles of incorporation, minutes and other corporate items

 - Trading history of Datapoint Common Stock, Preferred Stock and Convertible Debentures


DATAPOINT CORPORATION                    3                         CONFIDENTIAL

Patricof & Co. Capital Corp.


                    GENERAL OBSERVATIONS CONCERNING DATAPOINT

  - As of the date of the 4/27/96 10-Q, the Company consisted of three divisions: the automotive dealer management system division
     ("Autobusiness"), the computer telephony integration systems integration division ("Telebusiness"), and the systems integration and proprietary hardware and software business (Open Systems Networking division, or "OSN") which includes the Minx video conferencing business ("Minx").

  - The Company estimates total revenue of $184.6 million, EBITDA of $15.3 million and loss before extraordinary items of $3.3 million for the fiscal year ended July 31, 1996.


               ESTIMATED RESULTS FOR FISCAL YEAR 1996

                                              Revenue       EBITDA
                                            ------------ -------------
Autobusiness (a)                                  $26.4          $5.9
Telebusiness                                       44.5           1.2
OSN (b)                                           113.7           8.1
                                            ------------ -------------
  Total                                          $184.6         $15.3
                                            ============ =============

- -------------------------------------------
(a) Does not include service revenue which Datapoint will continue to generate as a subcontractor to Kalamazoo.
(b) Includes Minx revenue and EBITDA. Minx sales revenue is not material, and Minx operates at approximately breakeven profitability.
SOURCE: DATAPOINT.  (ALL COMPANY DATA THROUGHOUT THIS
PRESENTATION IS SOURCED FROM DATAPOINT).





DATAPOINT CORPORATION                    4                         CONFIDENTIAL

Patricof & Co. Capital Corp.



              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                     SALE OF AUTOBUSINESS AND RESTRUCTURING

  - On June 25, 1996 Datapoint announced the sale of Autobusiness to Kalamazoo Computer Group plc for a price of $33 million.

  - During 1996 Datapoint took actions to reduce operating expenses. Adjusting estimated fiscal year 1996 results for the full year impact of cost reductions and for non-recurring expenses results in an increase in EBITDA of $3.1 million.

  - The Company plans to undertake additional cost cutting programs in the remainder of fiscal year 1996. Adjusting estimated fiscal year 1996 results for these actions results in an increase in EBITDA of an additional $2.6 million.

  - The table on the following page presents estimated 1996 fiscal year operating results pro forma for the sale of Autobusiness and adjusted for cost reduction and non-recurring expenses.


DATAPOINT CORPORATION                    5                        CONFIDENTIAL

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)

   ADJUSTED ESTIMATED FY 1996 INCOME STATEMENT PRO FORMA FOR AUTOBUSINESS SALE


                                         A            B           C: A+B          D             E: C+D         F             G: E+F
                                                     Cost                                                  Reduction       Adjusted
                                                  reductions                   Planned                    for sale of     estimated
                                     Estimated      & non-                       cost                     Autobusiness      PF 1996
                                      FY 1996     recurring                   reductions                   & NTI note     pro forma
                                    ------------ ------------- ------------- ------------- ------------ ------------- -------------
Total revenue                            $184.6          $0.0    $184.6          $0.0       $184.6       ($26.4)            $158.2
  Cost of goods sold (a)                  125.2           0.4     124.8         (1.9)        122.9        (13.4)             109.5
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Gross profit
                                           59.4           0.4      59.9          1.9          61.7        (12.9)              48.8
  Subsidiary operating exp. (b)            28.9         (0.6)      28.3         (0.0)         28.3         (6.4)              21.8
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Operating income before corp.              30.5           1.0      31.6          1.9         33.4         (6.5)               26.9
  European HQ overhead
                                            5.3         (0.4)       4.9         (0.4)          4.5         (0.6)               3.9
  US HQ overhead (c)
                                            7.1         (1.3)       5.8         (0.3)          5.5             -               5.5
  R&D
                                            2.9         (0.3)       2.6         (0.0)          2.5             -               2.5
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
EBITDA                                                             18.3                                                       15.0
                                           15.3           3.1                     2.6         20.9         (5.9)
  Depreciation
                                            7.0             -       7.0             -          7.0         (0.7)               6.3
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Operating income (EBIT)                                            11.3
                                            8.3           3.1                     2.6         13.9         (5.2)               8.7
  Interest expense, net
                                          (8.8)             -     (8.8)             -        (8.8)           1.1             (7.7)
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Pretax
                                          (0.5)           3.1       2.5           2.6          5.1         (4.1)               1.0
  Taxes & other
                                          (2.7)             -     (2.7)             -        (2.7)           0.4             (2.3)
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Income before extraordinary items
                                          (3.3)           3.1     (0.2)           2.6          2.4         (3.7)             (1.4)
  Extraordinary (loss)/gain (d)
                                          (1.8)           3.5       1.8             -          1.8             -               1.8
                                    ------------ ------------- --------- ------------- ------------ ------------- -----------------
Net income                               ($5.0)          $6.6      $1.6          $2.6         $4.1        ($3.7)              $0.4
                                    ============ ============= ========= ============= ============ ============= =================



Notes:
- -----
(a)  Excludes depreciation of $1.8 million, which has been reclassified in "Depreciation".
(b)  Excludes depreciation of $4.9 million, which has been reclassified in "Depreciation".
(c)  Excludes depreciation of $0.3 million, which has been reclassified in "Depreciation".
(d)  Includes $3.3 million related to litigation settlement.


DATAPOINT CORPORATION                    6                        CONFIDENTIAL

Patricof & Co. Capital Corp.




                               GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)

                     ADJUSTED ESTIMATED FY 1996 BALANCE SHEET PRO FORMA FOR AUTOBUSINESS SALE



                                                 A            B             C             D             E: C+D
                                                                                                     PF for sale
                                                                          PF for       Payment       of Autobus.
                                                FYE       Estimated      sale of        of NTI         & pmt of
                                               1995        FYE '96       Autobus.        note          NTI note
                                            ------------ ------------- ------------- ------------- -----------------
Cash                                              $11.0          $3.9         $21.8        ($5.0)             $16.8
Trade receivables                                                39.8          34.2
                                                   43.1                                         -              34.2
Inventory
                                                    9.8           6.0           5.2             -               5.2
Other current assets
                                                    3.6           4.5           3.2             -               3.2
                                            ------------ ------------- ------------- ------------- -----------------
  Total current assets                                           54.1          64.4
                                                   67.5                                     (5.0)              59.4
Net fixed assets                                                 13.8          12.7
                                                   18.9                                         -              12.7
Other assets                                                     15.0          12.4
                                                   15.4                                         -              12.4
                                            ------------ ------------- ------------- ------------- -----------------
  Total assets                                   $101.8         $82.9         $89.4        ($5.0)             $84.4
                                            ============ ============= ============= ============= =================
Bank debt
                                                  $16.8         $16.6         $14.6            $0             $14.6
Current portion LTD
                                                    9.2           4.4           2.4         (0.7)               1.7
Trade payables                                                   18.2          14.3
                                                   23.3                                         -              14.3
Accrued expenses                                                 32.1          25.1
                                                   34.9                                         -              25.1
Other current liabilities                                        13.5
                                                   16.1                         9.7             -               9.7
                                            ------------ ------------- ------------- ------------- -----------------
  Total current liabilities                       100.3          84.8          66.1
                                                                                            (0.7)              65.4
Long term debt                                                   64.9          64.9
                                                   64.9                                         -              64.9
Other long term liabilities                                      14.0          12.8
                                                   10.7                                     (4.4)               8.4
                                            ------------ ------------- ------------- ------------- -----------------
  Total liabilities                               175.9         163.8         143.8                           138.8
                                                                                            (5.0)
Equity                                                         (80.9)        (54.4)                          (54.3)
                                                 (74.1)                                       0.0
                                            ------------ ------------- ------------- ------------- -----------------
  Total liabilities & equity                     $101.8         $82.9         $89.4        ($5.0)             $84.4
                                            ============ ============= ============= ============= =================





DATAPOINT CORPORATION                    7                        CONFIDENTIAL

Patricof & Co. Capital Corp.



              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                SALES BY COUNTRY

  - Over 90% of Datapoint's revenue is generated in Europe. The following is a breakdown of Datapoint's estimated sales for fiscal year 1996, pro forma for the sale of Autobusiness.

                        ESTIMATED FYE JULY 31, 1996 REVENUE

                                     OSN        Telebus.       Total
                               ------------ ------------- -------------
Sweden                               $41.3          $1.4         $42.7
U.K.                                  16.4          20.2          36.6
Belgium                               15.0           3.7          18.7
France                                11.2           4.9          16.1
Germany                                6.1           0.3           6.4
Holland                                4.7           0.8           5.5
Spain                                  2.6           3.5           6.1
Italy                                  1.2           7.4           8.6
Other Europe                           6.1           2.3           8.4
                               ------------ ------------- -------------
  Total Europe                       104.6          44.5         149.1
U.S., Pacific and other                9.1           0.0           9.1
                               ------------ ------------- -------------
  Total                             $113.7         $44.5        $158.2
                               ============ ============= =============


DATAPOINT CORPORATION                    8                        CONFIDENTIAL

Patricof & Co. Capital Corp.



              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                  TELEBUSINESS

  - Telebusiness is principally engaged in the development, marketing, distribution and servicing of computer and communications products, both hardware and software, in the field of computer telephony integration ("CTI"). Telebusiness acts primarily as a systems integrator, providing corporations with integrated solutions for CTI applications using hardware and software supplied by third parties. Telebusiness typically services these CTI systems after installation, providing it with a profitable ongoing stream of revenue.

  - Telebusiness competes with hardware suppliers such as IBM as well as with consultancies and value added resellers. Management believes Telebusiness is poised for growth due to its large market share in the CTI niche of the European systems integration market, the knowledge and expertise of its systems engineers and the quality of its customer base.

  - Telebusiness revenue was concentrated in the U.K. (approximately 45% of 1996 estimated revenue) but the Company has invested considerable resources in developing the market for CTI on the European continent. This market has lagged the U.S. and U.K. market in adoption of CTI technology, but is expected to provide a significant amount of growth in the future.

  - Telebusiness is projected to generate revenue of $67.7 million in fiscal year 1997, up from $44.5 million estimated for fiscal year 1996. Assuming the implementation of Telebusiness management's plans to enter new product lines, EBIT is projected to increase to $8.2 million from $3.0 million estimated for 1996 (on a stand-alone basis, excluding certain corporate overhead allocations).

  - Datapoint is currently exploring the sale of Telebusiness. The tables on the following pages illustrate the effect of the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million of cash on hand to repurchase debentures at 80% of face value.


DATAPOINT CORPORATION                    9                         CONFIDENTIAL


* [ Confidential Material: Confidential portions have been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 under the Securities Act of 1933, as amended, and Rule 24b-2 under the Securities Exchange Act of 1934, as amended, and denoted herein by "*" ]

Patricof & Co. Capital Corp.



              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)

   ADJUSTED ESTIMATED FY 1996 INCOME STATEMENT PRO FORMA FOR TELEBUSINESS SALE

                                                     A             B           C: A+B            D               E: C+D
                                                                                             Impact of
                                                   PF for      Reduction       PF for      repurchase of         PF for
                                                  sale of     for sale of     sale of        debentures      repurchase of
                                                  Autobus.      Telebus.      Telebus.        & other          debentures
                                                ------------- ------------- ------------- ----------------- -----------------
Total revenue                                         $158.2       ($44.5)        $113.7            $0.0            $113.7
  Cost of goods sold                                   109.5        (30.7)          78.8                                78.8
                                                ------------- ------------- ------------- ----------------- -----------------
Gross profit                                            48.8        (13.8)          34.9
                                                                                                       -                 34.9
  Subsidiary operating exp.                             21.8        (11.1)          10.7                                 10.7
                                                ------------- ------------- ------------- ----------------- -----------------
Operating income before corp.                           26.9                        24.2
                                                                     (2.8)                             -                 24.2
  European HQ overhead
                                                         3.9         (1.5)           2.4               -                  2.4
  US HQ overhead
                                                         5.5             -           5.5               -                  5.5
  R&D
                                                         2.5             -           2.5               -                  2.5
                                                ------------- ------------- ------------- ----------------- -----------------
EBITDA                                                  15.0                        13.7
                                                                     (1.2)                             -                 13.7
  Depreciation
                                                         6.3             -           6.3               -                  6.3
                                                ------------- ------------- ------------- ----------------- -----------------
Operating income (EBIT)
                                                         8.7         (1.2)           7.4               -                  7.4
  Interest expense, net
                                                       (7.7)             -         (7.7)              5.2                (2.5)
                                                ------------- ------------- ------------- ----------------- -----------------
Pretax
                                                         1.0         (1.2)         (0.3)              5.2                 4.9
  Taxes & other
                                                       (2.3)           0.3         (2.1)               -                 (2.1)
                                                ------------- ------------- ------------- ----------------- -----------------
Income before extraordinary items
                                                       (1.4)         (1.0)         (2.3)              5.2                 2.8
  Extraordinary (loss)/gain
                                                         1.8             -           1.8               -                  1.8
                                                ------------- ------------- ------------- ----------------- -----------------
Net income                                              $0.4        ($1.0)        ($0.6)             $5.2                $4.6
                                                ============= ============= ============= ================= =================




DATAPOINT CORPORATION                    10                        CONFIDENTIAL

Patricof & Co. Capital Corp.







              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)

 ADJUSTED ESTIMATED FY 1996 BALANCE SHEET PRO FORMA FOR TELEBUSINESS SALE & DEB. REPURCHASE


                                     A            B           C: A+B          D             E: C+D             F            G: E+F
                                  PF for                      PF for        Impact        Pro forma                         PF for
                                  sale of      Removal       removal       of sale         for sale                        repurch.
                                 Autobus. &       of            of            of              of            Repurch.          of
                                 pmt of NTI    Telebus.      Telebus.      Telebus.      Telebusiness      debentures      debent.
                                -------------------------- ------------- ------------- ----------------- --------------- ----------
Cash                               $16.8          $5.4         $22.2             *                 *         ($40.0)             *
Trade receivables                   34.2        (11.6)          22.6                                                             *
                                                                                 *                 *             -
Inventory                            5.2
                                                     -           5.2             *                 *             -               *
Other current assets                 3.2
                                                     -           3.2             *                 *             -              *
                                --------- ------------- ------------- ------------- ----------------- --------------- -------------
  Total current assets                                          53.2             *                            (40.0)             *
                                    59.4         (6.2)                                             *
Net fixed assets                    12.7                        12.7                                                             *
                                                     -                           *                 *             -
Other assets                        12.4                        12.4                                                             *
                                                     -                           *                 *             -
                                --------- ------------- ------------- ------------- ----------------- --------------- -------------
  Total assets                     $84.4        ($6.2)         $78.2             *                 *         ($40.0)             *
                                ========= ============= ============= ============= ================= =============== =============
Bank debt                          $14.6          $0.0          14.6                                                             *
                                                                                 *                 *             -
Current portion LTD                  1.7
                                                     -           1.7             *                 *             -               *
Trade payables                      14.3
                                                 (5.0)           9.3             *                 *             -               *
Accrued expenses                    25.1                        23.9                                                             *
                                                 (1.2)                           *                 *             -
Other current liabilities            9.7
                                                     -           9.7             *                 *             -               *
                                --------- ------------- ------------- ------------- ----------------- --------------- -------------
  Total current liabilities                                     59.3                                                             *
                                    65.4         (6.2)                           *                 *             -
Long term debt                      64.9                        64.9                                                             *
                                                     -                           *                 *          (50.0)
Other long term liabilities          8.4
                                                     -           8.4             *                 *             -               *
                                --------- ------------- ------------- ------------- ----------------- --------------- -------------
  Total liabilities                138.8                       132.6                               *                             *
                                                 (6.2)                           *                            (50.0)
Equity                            (54.3)                      (54.3)             *                 *           10.0              *
                                --------- ------------- ------------- ------------- ----------------- --------------- -------------
                                                     -
  Total liabilities & equity       $84.4        ($6.2)         $78.2             *                 *          (40.0)             *
                                ========= ============= ============= ============= ================= =============== =============




DATAPOINT CORPORATION                                               11                                                CONFIDENTIAL


*  Confidential portions omitted and filed separately with the Commission

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                       OSN

  - OSN is engaged in the development, marketing, distribution and servicing of hardware and software computer products. OSN markets a variety of hardware and software, including Datapoint proprietary hardware and software as part of integrated computing solutions to corporations. Datapoint outsources the manufacture of proprietary hardware. Proprietary hardware consists primarily of single and multiple processor computer servers, and Arcnet cards which allow computers to transmit data within a network (similar to Ethernet). Datapoint holds a patent on a dual-speed operating protocol allowing upgrades to its Arcnet products, without requiring the upgrade of the customer's entire system. (See "Patents").

  - A substantial installed base of Datapoint proprietary hardware and software exists. While a portion of this installed base is expected to switch to other, non-proprietary systems in the future, Datapoint believes that this will take place slowly over a period of years, and that the Company will be chosen by many of these customers to assist in the switch and continue to service the system. However, revenue generated through the sale of proprietary hardware and software is substantially more profitable than those from sale of third party hardware and software.

  -  In 1996, OSN revenue was concentrated in Sweden, the U.K., Belgium and
     France.

  - Approximately $20 million of OSN's $41 million in Swedish revenue was generated through the sale of third-party personal computers to the Swedish government at low (15%) gross margins. Datapoint management is confident that its Swedish subsidiary will find additional sales opportunities, either with the Swedish government or other customers, sufficient to replace any non-recurring personal computer sales revenue.

  - Approximately 50% of the $15 million of revenue in Belgium was generated through sales to a single customer.

  - In the U.K., OSN generated $10 million in revenue through third-party maintenance contracts and $6 million through the sale of third-party personal computers.


DATAPOINT CORPORATION                    12                        CONFIDENTIAL

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                 OSN (CONTINUED)

  - Revenue from the French subsidiary totaled $11.2 million. The French subsidiary owes approximately $7.2 million over time to the equivalent of a bankruptcy trustee (the result of a restructuring and downsizing of this subsidiary to return it to profitability). Datapoint has limited access to the cash flow generated by the French subsidiary until this amount is paid. Management expects to pay this amount over eight years.

  - In 1996, OSN generated approximately $10 million in royalties on the Datapoint proprietary operating system (the "RMS" operating system) at a 100% gross margin. The primary application of RMS is database management. It is not expected that customers will replace RMS with other systems, because the RMS operating system is compatible with industry standard network software (e.g. Microsoft, Novell), and the changeover from RMS to other database management systems is costly. Datapoint maintains compatibility by developing upgrades for the RMS software when necessary.

  - OSN competes with large hardware manufacturers, such as Unysis, and with value added resellers and systems integration consultancies. Management believes OSN has a competitive advantage due to the installed base of Datapoint proprietary hardware and software, and due to its reputation as a system integrator.


DATAPOINT CORPORATION                    13                       CONFIDENTIAL

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                      MINX

  - Minx is a video conferencing system. Datapoint has reduced the resources allocated to this business to approximately 15 employees. Minx operates at approximately breakeven profitability, with about $5 million in sales of replacement parts to an installed base of video conferencing equipment, most at U.S. correctional facilities and other U.S. government facilities.

  - Datapoint holds a number of video conferencing technology patents. Datapoint has received one-time royalty payments related to the settlement of certain patent-infringement lawsuits totaling approximately $1 million, and is the plaintiff in a number of outstanding lawsuits related to these patents. (See "Patents").


DATAPOINT CORPORATION                    14                       CONFIDENTIAL

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                                     PATENTS

  - Datapoint holds five patents related to (i) the technology developed for use in the Minx video conferencing products and (ii) the OSN dual-speed Local Area Network ("LAN") operating protocol developed to allow upgrades to its Arcnet networking products.

  - The Minx video conferencing technology patent is used for video transmission over telephone lines, and includes the compression of data for transmission from a LAN. It also covers the technology which creates the "bridge" connecting the LAN to a telephone line, allowing this function to be controlled by the LAN operator (the "chairman control" function). In many competing systems, a user must contract with outside service providers for connection to a telephone line, limiting the flexibility of use of the video conferencing system.

  - The OSN dual-speed operating protocol patent enables the LAN to be upgraded to operate at a greater number of megabytes per second without losing compatibility with existing equipment which operates at a lesser number of megabytes per second. Without this dual-speed feature, all equipment connected to the LAN would have to be upgraded to be compatible with the faster speed.

  - The Company has filed patent infringement lawsuits related to its Minx patents against a number of parties including PictureTel, CLI and Telios. The suit with the largest potential value is against PictureTel (NASDAQ -
     PCTL), a leading video conferencing equipment manufacturer with $347 million in sales in 1995. While PictureTel's system does not operate through a LAN, this suit is based upon, among other things, PictureTel's use of compression technology covered by the Datapoint patent. A recent PictureTel motion for summary judgment based on a point of law was denied. During the course of the Company's action, a suit has been filed against the Company by individuals claiming to be omitted inventors challenging Datapoint's right to its video conferencing patents. The Company's intellectual property counsel, Cobrin, Gittes & Samuel expect this challenge to lead to another round of fact-finding by PictureTel.


DATAPOINT CORPORATION                    15                       CONFIDENTIAL

Patricof & Co. Capital Corp.




              GENERAL OBSERVATIONS CONCERNING DATAPOINT (CONTINUED)
                               PATENTS (CONTINUED)

  - Datapoint has settled lawsuits against several manufacturers of video conferencing equipment for patent licensing fees. These companies include VTEL, NEC and Videoserver. In each case, Datapoint received * in up-front licensing fees. The VTEL patent license is in perpetuity, but does not allow sales of equipment utilizing the Datapoint patent to Datapoint's major competitors (PictureTel, NEC and others) and does not include the rights to the "chairman control" feature of the Datapoint patent. The NEC licensing arrangement requires an additional payment of $1 million to Datapoint if NEC's video conferencing sales reach
     $24 million by the year 2000.

  - Additional lawsuits may be filed in the future under the video conferencing patents against companies producing video transmission equipment for use at the desktop PC by individuals, as part of a LAN.

  - Datapoint has filed patent infringement lawsuits related to the OSN patents against a large number of manufacturers of dual-speed networking products. The Company has consolidated these suits in a class action. No trial date has been set.

  - While it is possible that a favorable outcome of these lawsuits could be of substantial value to Datapoint, Datapoint's counsel believes that it is impossible to predict the eventual outcome of the lawsuits at this time.


DATAPOINT CORPORATION                    16                       CONFIDENTIAL

*Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.





                          SUMMARY FINANCIAL INFORMATION


                                                                                               Estimated FY 1996, Adjusted(a)
                                                                                          -----------------------------------------
                                                                                               Pro forma           Pro forma(b)
                                         Fiscal year ended July 29,            LTM as         for sale of        for sale of Auto.
                                   ----------------------------------------
                                          1993      1994          1995        of 4/96         Autobusiness       and Telebusiness
                                   ------------ ------------- ------------- ------------- --------------------- -------------------
Total revenue                           $208.3        $172.9        $174.9        $184.7                $158.2             *
Gross profit                             $86.6         $65.6         $57.5         $59.8                 $48.8             *
   Gross margin %                          42%           38%           33%           32%                   31%             *
EBITDA                                   $15.8        ($2.1)          $0.2         $11.5                 $15.0             *
   EBITDA margin %                          8%           -1%            0%            6%                    9%             *
Income before extraordinary
  items                                  ($5.6)       ($22.2)       ($19.1)        ($6.8)                ($1.4)            *

Total assets                            $202.3        $127.4        $101.8         $90.2                 $84.4             *
Total debt                               $89.9         $90.9         $90.9         $90.3                 $81.3             *
Total cash and equivalents               $22.5          $6.2          $8.5          $5.0                 $16.8             *
Book value of equity                     $47.0       ($50.7)       ($74.1)       ($81.0)               ($54.3)             *

- -------------------------------------------
(a) Adjusted for impact of expense reductions and non-recurring items.

(b) Assumes sale price of * and use of proceeds, plus $10 million of cash on hand, to repurchase debentures at 80% of face value.

DATAPOINT CORPORATION                    17                       CONFIDENTIAL


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.






                    SUMMARY FINANCIAL INFORMATION (CONTINUED)
                                  OBSERVATIONS

  - Performance has suffered in recent years due to increasing competition and the impact of an industry shift away from proprietary systems to open standards.

  - This led to a relatively high debt level and a negative net worth, as illustrated by a net debt-to-EBITDA ratio of 7.4x and net shareholder deficit of $81.0 million as of April 27, 1996. To improve the financial condition of the Company management sold the Autobusiness in the fourth quarter of 1996 and is exploring the sale of Telebusiness.

  - The proceeds of the sale of Autobusiness were used to pay transaction expenses, corporate payables and to retire debt. As a result, the Company's net debt-to-EBITDA ratio and shareholder deficit are reduced to 4.3x and $54.3 million, respectively, pro forma for the sale.

  - Over the past several years, the Company has not devoted significant resources to the development of new customers and revenue sources, due to liquidity and leverage concerns. With the sale of Autobusiness, the Company has significantly improved its capitalization and should be able to focus on improving its operations.

  - The sale of Telebusiness would further strengthen the Company's balance sheet.



DATAPOINT CORPORATION                    18                       CONFIDENTIAL

Patricof & Co. Capital Corp.










                        FINANCIAL INFORMATION (CONTINUED)
                           POTENTIAL AREAS FOR CONCERN

  - Datapoint may be unable to maintain pro forma profitability and/or meet the projections utilized in the discounted cash flow analysis due to a combination of:

          (i) competition from larger, better capitalized companies;

          (ii) inability to effectively generate new customers and revenues to replace customers expected to switch from Datapoint proprietary products to third-party products;

          (iii) greater than expected switching of OSN's customers from Datapoint proprietary products to third-party products;

          (iv) inability to sell Telebusiness, and as a result inability to reduce leverage.

  - Operating results may be impacted by issues beyond the Company's control such as:

          (i) a general recession;

          (ii) unfavorable foreign exchange rates;

          (iii) technological change.


DATAPOINT CORPORATION                    19                       CONFIDENTIAL

Patricof & Co. Capital Corp.




                      SUMMARY OF ISSUES RESPECTING FAIRNESS

  - To assess the fairness of the Exchange Offer from a financial point of view, Patricof considered, among other things:

               (i) Value of Datapoint equity before the Exchange Offer
              (ii) Value of Datapoint Preferred Stock before the Exchange Offer
             (iii) Value of Datapoint Common Stock before the Exchange Offer
              (iv) Value of Datapoint Common Stock after the Exchange Offer

  - Patricof considered the rights of holders of Preferred Stock with respect to dividends, liquidation preference and the ability to influence corporate actions in determining the value of the elimination of this security to the holders of Common Stock.

  -  Patricof considered and employed several valuation approaches:

         Comparative company analysis
         Discounted cash flow analysis
         Preferred Stock valuation based on discounted value of future dividends

  - Patricof considered an approach based on the public market for the Common Stock and the Preferred Stock. The recent trading history of these securities has been impacted by the April 16, 1996 announcement of the Exchange Offer. (See Supplementary Materials for trading data).

  - No dividends may be paid on the Preferred Stock until Datapoint attains a positive book equity. Thus, the prices at which (i) Telebusiness is sold and (ii) Debentures are repurchased greatly impact the timing of potential dividend payments on the Preferred Stock.


DATAPOINT CORPORATION                    20                       CONFIDENTIAL

Patricof & Co. Capital Corp.




                    VALUATION OF EQUITY BEFORE EXCHANGE OFFER

  - Patricof considered two approaches, the comparative company approach and the discounted cash flow approach.


                           RESULTS OF EQUITY VALUATION ANALYSIS

                                                                                       Equity Value
                                                                                           Range
                                                                                 --------------------------
Comparative Company                                                                  Low          High
- -------------------                                                              ------------ -------------
Pro forma for sale of Autobusiness & Telebusiness

 - Telebusiness proceeds of *                                                       $55.0        $65.0
 - Telebusiness proceeds of *                                                       $42.5        $52.5
 - Telebusiness proceeds of *                                                       $67.5        $77.5

No sale of Telebusiness                                                             $25.0        $35.0

Discounted Cash Flow                                     15% cost of equity         20% cost of equity         25% cost of equity
- ---------------------
                                                      -------------------------- -------------------------- -----------------------
PF for sale of Autobusiness & Telebusiness                Low          High          Low          High          Low          High
                                                      ------------ ------------- ------------ ------------- ------------  ---------
 - Telebusiness proceeds of *                            $55.0        $62.0         $42.0        $49.0         $33.0    -    $40.0
 - Telebusiness proceeds of *                            $42.0        $49.0         $29.0        $36.0         $21.0    -    $28.0
 - Telebusiness proceeds of *                            $66.0        $73.0         $54.0        $61.0         $46.0    -    $53.0


DATAPOINT CORPORATION                                             21                                                  CONFIDENTIAL




*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.





                VALUE OF EQUITY BEFORE EXCHANGE OFFER (CONTINUED)

  - We performed comparative company analysis under two scenarios: (i) assuming the sale of Telebusiness for net proceeds of between * and the repurchase of Debentures at 80% of face value using the proceeds plus $10 million of cash on hand, and (ii) assuming no sale of Telebusiness. The comparative company valuation is higher in (i) above, as the application of comparative company multiples to the estimated 1996 revenue, EBITDA and assets of Telebusiness generates less value than Datapoint expects to realize from the sale of Telebusiness. The repurchase of debentures at a discount in (i) above further increases equity value.

  - The discounted cash flow analysis assumes the sale of Telebusiness and repurchase of debentures as outlined above. If Telebusiness were not sold, it is uncertain whether the higher debt level would be offset by higher profits of Datapoint due to Telebusiness.


DATAPOINT CORPORATION                    22                       CONFIDENTIAL


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.





                          COMPARATIVE COMPANY APPROACH
                     COMPARATIVE COMPANY SELECTION CRITERIA

  -  Listed in OneSource database with a primary SIC code of 7373:

         "Establishments primarily engaged in developing or modifying computer software and packaging or bundling the software with purchased computer hardware to create and market an integrated system for specific application. Establishments in this industry must provide the following services:

                  (i) development or modification of computer software;
                 (ii) marketing of purchased computer hardware;

                (iii) involvement in all phases of systems development from design through installation."

  -  Revenues between $25 million and $500 million.

  - Negative net income before extraordinary items (based on GAAP) for at least three of the last five fiscal years.

  -  Traded on a major exchange or NASDAQ.

  - Company not the subject of an ancillary transaction such as a takeover or going private deal. (One potential comparative, New Image Industries, Inc., was eliminated from the group because it completed a significant acquisition on May 31, 1996 and did not release pro forma operating results.)

  -  U.S. company.


DATAPOINT CORPORATION                    23                       CONFIDENTIAL

Patricof & Co. Capital Corp.




                                                           COMPARATIVE COMPANY APPROACH (CONTINUED)
                                                               COMPARATIVE COMPANY DESCRIPTIONS
COMPANY              LTM REV.           BUSINESS DESCRIPTION


Consilium, Inc.      $34.3 million      Consilium is a leading supplier of manufacturing execution software, and offers related software maintenance and consulting. Its software is designed to assist manufacturing companies in controlling manufacturing processes. Consilium is the leader in this field.
                                        Its WorkStream product line consists of 24 integrated software modules sharing a common database and user interface. A WorkStream system monitors and controls manufacturing's five key elements during the manufacturing process: materials, equipment, personnel, specifications and facilities. Consilium's FlowStream product line was designed to complement the WorkStream product line by extending the benefits of its plant floor management software to process manufacturers. FlowStream supports best practices for manufacturers in the pharmaceutical, medical device and chemical industries. Products are marketed through a direct sales force and distributors in the U.S., Japan, South Korea,
                                        Taiwan, Southeast Asia, Western Europe and Israel.


Control    Data      $403.0             Control Data Systems is a systems integrator that develops and implements open systems
Systems, Inc.        million            solutions for customers in technical, government and commercial markets worldwide. The principal application of the company's systems is for corporation-wide management of data.
                                        The company develops custom solutions based on hardware, software and peripherals available from its growing group of open systems technology partners and suppliers. The company integrates computer solutions to business-specific problems in manufacturing design, network communications and database management. The company is not captive to a particular product set or technology, and is thus allowed to work in a multi-vendor environment without bias. Revenue contributions in 1995 from hardware products, software and services, and maintenance and support were 45%, 38% and 17%, respectively. The company completed the divestiture of seven international subsidiaries in October 1995, reducing revenue by nearly
                                        $100 million. The divestiture was part of the company's strategy to move away from proprietary systems and develop its systems integration business.



DATAPOINT CORPORATION                                                            24                                  CONFIDENTIAL

Patricof & Co. Capital Corp.



                                                           COMPARATIVE COMPANY APPROACH (CONTINUED)
                                                         COMPARATIVE COMPANY DESCRIPTIONS (CONTINUED)

COMPANY              LTM REV.           BUSINESS DESCRIPTION

IKOS  Systems,       $36.2 million      IKOS Systems designs, develops, manufactures, markets and supports high-performance
Inc.                                    hardware-assisted systems for simulation of integrated circuits (ICs) and IC-based electronic systems. IKOS specializes in the Electronic Design Automation (EDA) market. Its products are used by designers of electronic systems to determine whether a system design functions properly prior to incurring the cost and time to build the actual system. The company sells its products to a broad range of customers in the communications, semiconductor, multimedia/graphics, computer, aerospace and consumer electronics industries. Its direct sales force and distribution network cover North America, Europe and
                                        Asia.

Rational             $91.1 million      Rational Software is a software development company. It develops, markets and supports a
Software                                comprehensive solution for developing and managing complex software systems. It provides an
Corporation                             integrated family of software tools that spans major phases of the software development process, from initial graphical object modeling of business processes such as order processing and system requirements for products such as telecommunication switching systems, through detailed design, coding, compilation, delivery and maintenance. These products are designed for use with industry-standard hardware platforms and operating systems. In addition, the company provides a broad range of technical consulting, training and support services.



DATAPOINT CORPORATION                                                            25                                  CONFIDENTIAL

Patricof & Co. Capital Corp.




                                                           COMPARATIVE COMPANY APPROACH (CONTINUED)
                                                         COMPARATIVE COMPANY DESCRIPTIONS (CONTINUED)

COMPANY                     LTM REV.    BUSINESS DESCRIPTION
- -------                     --------    --------------------

Structural Dynamics        $240.8       SDRC is a leading international supplier of mechanical design automation software and
Research Corporation       million      engineering services used by automotive, aerospace and industrial manufacturers for the design, analysis, testing and manufacturing of sophisticated mechanical products. The company's software and services are intended to reduce product development time and costs and to improve product quality by enabling customers to optimize product designs prior to production. Software products are sold to end-users primarily through a direct sales force, and also through original equipment manufacturers, distributors, value-added resellers and hardware suppliers.


Sulcus Computer          $45.9          Sulcus develops, manufactures, markets and installs microcomputer systems designed to
Corporation              million        automate the creation, handling, storage and retrieval of information and documents. The company designs its systems primarily for the hospitality and real estate industries and to a lesser extent, the legal profession. Sulcus' sales practices are currently systems oriented (rather than individual sales of hardware or software) toward the vertical marketing of its integrated products. The company's systems are offered together with full services training, maintenance and support, and have been installed throughout North and
                                        South America, Europe, Africa, Asia and Australia.


Source: Company reports and S&P tearsheets.


DATAPOINT CORPORATION                                                            26                                  CONFIDENTIAL

Patricof & Co. Capital Corp.



                         COMPARATIVE COMPANY APPROACH (CONTINUED)
              DATAPOINT'S PERFORMANCE RELATIVE TO THE COMPARATIVE GROUP

 .    Relative Performance of Datapoint to the universe of Comparatives:

      Size: Slightly larger than the median of the group based on assets, revenues, and EBITDA;

      Growth: Lower than the median of the group based on revenue and EBITDA growth;

      Margins: Significantly lower gross margins than the median of the Comparatives for all periods, EBITDA and operating margins for the most recent period are near the median for the Comparatives;

      Liquidity:  Significantly lower than the median of the Comparatives;

      Leverage:   Significantly higher than the Comparatives.



Datapoint Corporation                  27                         Confidential

Patricof & Co. Capital Corp.

                DATAPOINT'S PERFORMANCE RELATIVE TO THE COMPARATIVE GROUP

 . Datapoint is substantially less profitable than the median of the Comparatives on a gross margin and earnings basis. A number of the Comparatives are software design companies, and have gross margins of 70% or more and EBITDA margins of 10% to 20%.

 . Two of the Comparatives are primarily involved in developing and marketing integrated systems. These are Control Data Systems, Inc. ("Control Data") and Sulcus Computer Corporation ("Sulcus").

 . Among the Comparatives, Control Data is the most similar to Datapoint in operations and in financial performance:

          (i) Control Data is "transitioning from a developer and manufacturer of proprietary mainframe computer systems to a software and services provider focused on enterprise integration and product design and information services".(a)

         (ii) Control Data is primarily involved in integrating the information processing systems of a corporation, and allowing corporate-wide access to data. Control Data acts as a system integrator, providing the expertise to put such a system in place using a variety of third-party hardware and software platforms.

         (iii) Control Data's customers are large corporations.

         (iv)  Control Data markets its systems internationally and in the U.S.

         (v) Control Data's gross margin and EBITDA margin are similar to those of Datapoint.

 . Sulcus is focused on a very specific niche within the real estate and hospitality industries, and does not sell primarily to large corporations. It sells proprietary products, not designed to work with open systems.

  (a) Control Data 10-Q dated March, 1996.


Datapoint Corporation                  28                         Confidential

Patricof & Co. Capital Corp.



                      COMPARATIVE COMPANY APPROACH (CONTINUED)



                              TOTAL ASSETS (A)

       Datapoint Corporation PF

          Datapoint Corporation

          Median of Comparative
                 Group

                Sulcus Computer
                  Corporation

            Structural Dynamics
           Research Corporation                [GRAPH]

              Rational Software
                    Corporation

             IKOS Systems, Inc.

     Control Data Systems, Inc.

                Consilium, Inc.

                                 $0.0    $50.0    $100.0    $150.0    $200.0    $250.0


TOTAL ASSETS

Consilium, Inc.                                             $28.9
Control Data Systems, Inc.                                  218.0
IKOS Systems, Inc.                                           32.8
Rational Software Corporation                                85.7
Structural Dynamics Research Corporation                    119.0
Sulcus Computer Corporation                                  45.6

Median of Comparative Group                                  65.6

Datapoint Corporation                                        90.2
Datapoint Corporation PF                                     84.4



(a) Based on total assets in most recent period ended.
Note: Datapoint Corporation PF reflects projected 1996 results of the Autobusiness restructuring.
Source: Company reports.



Datapoint Corporation                  29                         Confidential

Patricof & Co. Capital Corp.



                       COMPARATIVE COMPANY APPROACH (CONTINUED)


                                 LTM SALES

       Datapoint Corporation PF

          Datapoint Corporation

          Median of Comparative
                 Group

                Sulcus Computer
                  Corporation

            Structural Dynamics                           [GRAPH]
           Research Corporation

              Rational Software
                    Corporation

             IKOS Systems, Inc.

     Control Data Systems, Inc.

                Consilium, Inc.

                                 $0.0    $50.0    $100.0    $150.0    $200.0    $250.0    $300.0    $350.0    $400.0    $450.0


LTM SALES

Consilium, Inc.                                                 $34.3
Control Data Systems, Inc.                                      403.0
IKOS Systems, Inc.                                               36.2
Rational Software Corporation                                    91.1
Structural Dynamics Research Corporation                        240.8
Sulcus Computer Corporation                                      45.9

Median of Comparative Group                                      68.5

Datapoint Corporation                                           184.7
Datapoint Corporation PF                                        158.2


Note: Datapoint PF figures are estimated 1996, adjusted for restructurings and non-recurring expenses, pro forma for sale of Autobusiness.
Source: Company reports.



Datapoint Corporation                  30                         Confidential

Patricof & Co. Capital Corp.



                        COMPARATIVE COMPANY APPROACH (CONTINUED)


                                     LTM EBITDA

       Datapoint Corporation PF

          Datapoint Corporation

          Median of Comparative
                 Group

                Sulcus Computer                            [GRAPH]
                  Corporation

            Structural Dynamics
           Research Corporation

              Rational Software
                    Corporation

             IKOS Systems, Inc.

     Control Data Systems, Inc.

                Consilium, Inc.

                                 $0.0    $2.0     $4.0      $6.0      $8.0      $10.0     $12.0    $14.0    $16.0


LTM EBITDA


Consilium, Inc.                                             $1.3
Control Data Systems, Inc.                                  11.8
IKOS Systems, Inc.                                           7.2
Rational Software Corporation                                8.7
Structural Dynamics Research Corporation                     NM
Sulcus Computer Corporation                                  5.7

Median of Comparative Group                                  7.2

Datapoint Corporation                                       11.5
Datapoint Corporation PF                                    15.0



Note: EBITDA refers to earnings before interest, taxes and depreciation and amortization. In this analysis, EBITDA is defined as operating income before depreciation and amortization.
Note: Structural Dynamics Research Corp. did not provide restated EBITDA information after the acquisition of CAMAX Manufacturing Technologies in June 1996.
Note: Datapoint Corporation PF reflects projected 1996 results of the Autobusiness restructuring.
Source: Company reports.

Datapoint Corporation                  31                         Confidential

Patricof & Co. Capital Corp.



                            COMPARATIVE COMPANY APPROACH (CONTINUED)


                                  RELATIVE REVENUE GROWTH


300
                                                     HIGH
250                                                  LOW/CONTROL DATA
                                                     MEDIAN
200                                                  Datapoint Corporation

150                   [GRAPH]

100

 50

  0
   1991  1992  1993  1994  1995  LTM  1996P/PF

RELATIVE REVENUE GROWTH                    1991    1992    1993    1994    1995    LTM    1996P/PF
                                           ----    ----    ----    ----    ----    ----   --------
Consilium, Inc.                            100     101      104     102     121    126
Control Data Systems, Inc.                 100      90       79      91      79     70          59
IKOS Systems, Inc.                         100      92      109     143     189    240
Rational Software Corporation              100     118      117     121     151    151
Structural Dynamics Research Corporation   NA      NA       100     112     135    145
Sulcus Computer Corporation                100     206      277     243     259    259

HIGH                                       100     206      277     243     259    259
LOW/CONTROL DATA                           100      90       79      91      79     70          59
MEDIAN                                     100     101      107     116     143    148

Datapoint Corporation                      100      96       78     65       66     70          60



Note: 1996P/PF reflects 1996 results for Control Data Systems (based on research report by Cowen & Co.) and pro forma results for Datapoint based on the restructuring of its Autobusiness.
Source:  Company reports.


Datapoint Corporation                  32                         Confidential

Patricof & Co. Capital Corp.



                            COMPARATIVE COMPANY APPROACH (CONTINUED)


                                   GROSS MARGIN PERCENTAGE


80.0%
                                                     HIGH
70.0%                                                LOW/CONTROL DATA
                                                     MEDIAN
60.0%                                                Datapoint Corporation PF

50.0%

40.0%

30.0%                      [GRAPH]

20.0%

10.0%

 0.0%

   1991  1992  1993  1994  1995  LTM  1996PF



GROSS MARGIN PERCENTAGE                    1991    1992    1993    1994    1995    LTM    1996P/PF
                                           ----    ----    ----    ----    ----    ----   --------
Consilium, Inc.                            78.0%   74.6%   72.7%   74.0%    76.5%  75.6%
Control Data Systems, Inc.                 41.1%   38.0%   36.8%   27.0%    27.4%  28.9%
IKOS Systems, Inc.                         74.7%   71.1%   61.7%   72.6%    75.0%  76.9%
Rational Software Corporation              65.4%   69.6%   64.0%   65.6%    70.9%  70.9%
Structural Dynamics Research Corporation      NM      NM   70.5%   72.1%    71.0%  70.6%
Sulcus Computer Corporation                65.4%   57.9%   53.2%   52.3%    58.8%  59.0%

HIGH                                       78.0%   74.6%   72.7%   74.0%    76.5%  76.9%
LOW/CONTROL DATA                           41.1%   38.0%   36.8%   27.0%    27.4%  28.9%
MEDIAN                                     65.4%   69.6%   62.8%   68.9%    70.9%  70.8%

Datapoint Corporation PF                   41.1%   39.9%   41.5%   37.9%    32.9%  32.3%   30.8%



Note: Datapoint Corporation PF reflects projected 1996 results of the Autobusiness restructuring.

Source:  Company reports.


Datapoint Corporation                  33                         Confidential

Patricof & Co. Capital Corp.



                 COMPARATIVE COMPANY APPROACH (CONTINUED)

                           EBITDA MARGIN

20.0%
                                                     Control Data Systems, Inc.
10.0%                                                HIGH
                                                     LOW
0.0%                                                 MEDIAN
                                                     Datapoint Corporation
- -10.0%

- -20.0%

- -30.0%

- -40.0%
        1991  1992  1993  1994  1995  LTM  1996P/PF


EBITDA MARGIN                              1991    1992    1993    1994    1995    LTM    1996P/PF
                                           ----    ----    ----    ----    ----    ----   --------
Consilium, Inc.                            1.1%   -7.8%   -8.0%   -4.9%    11.1%   3.9%
Control Data Systems, Inc.                 3.6%    4.9%    5.1%    3.0%     3.0%   2.9%    5.9%
IKOS Systems, Inc.                       -23.9%  -10.5%  -37.8%   13.1%    16.3%  20.0%
Rational Software Corporation              6.7%   13.0%    8.9%   11.7%     9.6%   9.6%
Structural Dynamics Research Corporation     NA      NA      NA      NA       NA     NA
Sulcus Computer Corporation               18.9%   15.4%    9.5%   -2.4%    11.7%  12.3%

HIGH                                      18.9%   15.4%    9.5%   13.1%    16.3%  20.0%
LOW                                      -23.9%  -10.5%  -37.8%   -4.9%     3.0%   2.9%
MEDIAN                                     3.6%    4.9%    5.1%    3.0%    11.1%   9.6%

Datapoint Corporation                     12.0%    7.7%    7.6%   -1.2%     0.1%   6.2%    9.5%

Note: Structural Dynamics Research Corp. did not provide restated EBITDA information after the acquisition of CAMAX Manufacturing Technologies in June 1996.
Note: 1996P/PF reflects projected 1996 results for Control Data Systems (based on research report by Cowen & Co.) and pro forma results for Datapoint based on the restructuring of its Autobusiness.
Source:  Company reports.


Datapoint Corporation                  34                         Confidential

Patricof & Co. Capital Corp.



                     COMPARATIVE COMPANY APPROACH (CONTINUED)

                              DEBT-TO-CAPITAL RATIO

       Datapoint Corporation PF

          Datapoint Corporation

          Median of Comparative
                 Group

                Sulcus Computer
                  Corporation

            Structural Dynamics                 [GRAPH]
           Research Corporation

              Rational Software
                    Corporation

             IKOS Systems, Inc.

     Control Data Systems, Inc.

                Consilium, Inc.

                                 $-10.0%  10.0%  30.0%  50.0%  70.0%  90.0%  110.0%  130.0%  150.0%


DEBT-TO-CAPITAL RATIO (a)

Consilium, Inc.                              12.3%
Control Data Systems, Inc.                    1.0%
IKOS Systems, Inc.                            5.2%
Rational Software Corporation                 1.3%
Structural Dynamics Research Corporation      1.6%
Suleus Computer Corporation                  23.2%

Median of Comparative Group                   3.4%

Datapoint Corporation                        971.0%
Datapoint Corporation PF                     301.9%


(a) Ratio based on most recent reporting period. Calculated as book value of total debt divided by the sum of the book value of total debt and equity.
Note: X-axis scale does not extend to reflect high level of Datapoint and Datapoint PF debt.
Note: Datapoint Corporation PF reflects projected 1996 results of the Autobusiness restructuring.
Source:  Company reports.

Datapoint Corporation                  35                         Confidential

Patricof & Co. Capital Corp.



                COMPARATIVE COMPANY APPROACH (CONTINUED)
                     COMPARATIVE COMPANY VALUATION

Of the universe of Comparatives, Control Data most resembles Datapoint. We therefore determined that the investor appraisal ratios exhibited by Control Data should form the basis for the valuation of Datapoint. The following is the calculation of the total enterprise value ("TEV") of Control Data:

                             CALCULATION OF CONTROL DATA TEV
                                     ($ in millions)

Control Data freely-traded minority interest equity value           $270.6
Plus: Debt                                                             0.9
Less: Cash                                                          (79.5)
                                                              =============
Control Data (TEV)                                                  $192.0

                                                              =============

 . Projected 1996 earnings figures have been generated by research analysts are publicly available. Investor appraisal ratios based on projected figures, rather than historical figures, are more appropriate due to the pro forma nature of the Datapoint results to which they will be applied.

 . Investor appraisal ratios for Control Data based on projected figures are as follows:

                        CALCULATION OF CONTROL DATA INVESTOR APPRAISAL RATIOS
                                           ($ in millions)

                                        ---------------------------------------
                                          Revenue       EBITDA       Assets
                                        ------------ ------------- ------------
Control Data projected 1996 results          $340.0         $20.0       $218.0

  TEV/projected results                       0.56x          9.6x        0.88x


Datapoint Corporation                  36                         Confidential

Patricof & Co. Capital Corp.



                               COMPARATIVE COMPANY APPROACH (CONTINUED)
                               COMPARATIVE COMPANY VALUATION CONCLUSION

 . A discount of 20% is applied to the multiples exhibited by Control Data due to Datapoint's smaller size, higher leverage and negative equity value, offset by the potential for significant profits related to its patents and patent litigation, and by the potential benefits of its net operating loss carryforwards (which, at $157 million as of 12/31/95, are somewhat larger than those of Control Data, although due to the international nature of the revenues of these two companies it is uncertain how much of these operating loss carryforwards will be utilized).

 . The following tables present the values obtained by applying the resulting multiples to the estimated FY 1996 results, adjusted for cost reductions and non-recurring items, pro forma for the sale of Autobusiness and assuming the sale of Telebusiness for net proceeds of * and *, and the use of these proceeds plus $10 million of cash on hand to retire debentures at 80% of face value.

              CALCULATION OF DATAPOINT EQUITY VALUE - TELEBUSINESS SOLD FOR
                                    * ($ in millions)

                                                       TEV as a multiple of:

                                                 -------------------------------
                                                  Revenue     EBITDA     Assets
                                                 ---------   --------   --------
Datapoint (a)                                       $113.7      $13.7      $68.2
  Control Data multiple                               0.6x       9.6x       0.9x

Premium/(discount)                                    -20%       -20%       -20%

                                                 ---------   --------   --------
  Multiple applied to Datapoint results               0.5x       7.7x       0.7x

                                                 ---------   --------   --------
Freely-traded minority interest TEV                   51.4      105.4       48.1
Less: Debt                                          (31.3)     (31.3)     (31.3)
Plus: Cash                                            12.2       12.2       12.2
                                                 =========   ========   ========
  Freely-traded minority interest equity value       $32.3      $86.4      $29.0
                                                 =========   ========   ========

- -------------------------------
(a) Estimated FY 1996 adjusted for cost reductions and non-recurring expenses, pro forma for the sale of Autobusiness and Telebusiness.

 .    The equity value range selected based on this analysis is $55 to $65 million.

Datapoint Corporation                  37                         Confidential



*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                       COMPARATIVE COMPANY APPROACH (CONTINUED)

        CALCULATION OF DATAPOINT EQUITY VALUE - TELEBUSINESS SOLD FOR *
                                 ($ in millions)

                                                       TEV as a multiple of:
                                                   -----------------------------
                                                    Revenue    EBITDA    Assets
                                                   ---------  --------  --------
Datapoint (a)                                         $113.7     $13.7     $68.2
  Control Data multiple                                 0.6x      9.6x      0.9x

Premium/(discount)                                      -20%      -20%      -20%

                                                   ---------  --------  --------
  Multiple applied to Datapoint results                 0.5x      7.7x      0.7x

                                                   ---------  --------  --------
Freely-traded minority interest TEV                     51.4     105.4      48.1
Less: Debt                                            (43.8)    (43.8)    (43.8)
Plus: Cash                                              12.2      12.2      12.2
                                                   =========  ========  ========
  Freely-traded minority interest equity value         $19.8     $73.9     $16.5
                                                   =========  ========  ========

- -------------------------------
(a) Estimated FY 1996 adjusted for cost reductions and non-recurring expenses, pro forma for the sale of Autobusiness and Telebusiness.

 .    The equity value range selected based on this analysis is $42.5 to $52.5 million.

Datapoint Corporation                  38                         Confidential



*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                      COMPARATIVE COMPANY APPROACH (CONTINUED)

         CALCULATION OF DATAPOINT EQUITY VALUE - TELEBUSINESS SOLD FOR *
                                 ($ in millions)

                                                      TEV as a multiple of:
                                                  ------------------------------
                                                   Revenue    EBITDA     Assets
                                                  ---------  --------   --------
Datapoint (a)                                        $113.7     $13.7      $68.2
  Control Data multiple                                0.6x      9.6x       0.9x

Premium/(discount)                                     -20%      -20%       -20%
                                                  ---------  --------  ---------
  Multiple applied to Datapoint results                0.5x      7.7x       0.7x
                                                  ---------  --------  ---------
Freely-traded minority interest TEV                    51.4     105.4       48.1
Less: Debt                                           (18.8)    (18.8)     (18.8)
Plus: Cash                                             12.2      12.2       12.2
                                                  =========  ========  =========
  Freely-traded minority interest equity value        $44.8     $98.9      $41.5
                                                  =========  ========  =========

- -------------------------------
(a) Estimated FY 1996 adjusted for cost reductions and non-recurring expenses, pro forma for the sale of Autobusiness and Telebusiness.

 .    The equity value range selected based on this analysis is $67.5 to $77.5 million.

Datapoint Corporation                  39                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                       COMPARATIVE COMPANY APPROACH (CONTINUED)
                            CONCLUSION - NO SALE OF TELEBUSINESS

 . The following table presents the values obtained by applying the resulting multiples to the estimated FY 1996 results, adjusted for cost reductions and non-recurring items and pro forma for the sale of Autobusiness. It is possible that the sale of Telebusiness will generate more value than the application of the multiples used in this analysis would imply.

             CALCULATION OF DATAPOINT EQUITY VALUE - TELEBUSINESS NOT SOLD
                                 ($ in millions)

                                                        TEV as a multiple of:
                                                   -----------------------------
                                                    Revenue    EBITDA    Assets
                                                   ---------  --------  --------
Datapoint (a)                                         $158.2     $15.0     $84.4
  Control Data multiple                                0.56x      9.6x      0.9x

Premium/(discount)                                    -20%      -20%      -20%
                                                   ---------  --------  --------
  Multiple applied to Datapoint results                 0.5x      7.7x      0.7x
                                                   ---------  --------  --------
Freely-traded minority interest TEV                     71.5     114.9      59.5
Less: Debt                                            (81.3)    (81.3)    (81.3)
Plus: Cash                                              16.8      16.8      16.8
                                                   =========  ========  ========
  Freely-traded minority interest equity value          $7.0     $50.4    ($5.0)
                                                   =========  ========  ========

- -------------------------------
(a) Estimated FY 1996 adjusted for cost reductions and non-recurring expenses, pro forma for the sale of Autobusiness.

 . The equity value range selected based on this analysis is $25 to $35 million.

Note: The difference in TEV between the "Telebusiness Sold" and "Telebusiness Not Sold" cases results from the fact that in the "Telebusiness Not Sold" case, Telebusiness revenue, EBITDA and assets, when multiplied by the comparative company multiples, yield a smaller value than the * in sale proceeds assumed in the "Telebusiness Sold" case. The difference in equity value is a combination of the difference in TEV and the impact of (i) the repurchase of debentures at a discount, and (ii) the cash which results from the removal of Telebusiness from the balance sheet (and effective liquidation of a portion of Telebusiness working capital).

Datapoint Corporation                  40                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                          LIQUIDATION VALUE APPROACH

 . The Company does not plan a liquidation. In a liquidation, the Preferred Stock has a preference value of $20 per share, or $37.4 million.

 .    Liquidation could imply two very different events:

          (i) The sale of the fixed assets and working capital of the company to realize the value of individual assets (ii) The sale of the assets of the Company as a going concern, including the goodwill associated with the Company's business.

 . In the first instance the value of the assets after satisfying the liabilities is likely to be negative.

 . A sale of the Company as a going concern should result in a value similar to that discussed in the "Comparative Company Valuation", above, as that valuation considers the value attributable to the Company and to its most significant non-income producing asset, the patent litigation.

Datapoint Corporation                  41                         Confidential

Patricof & Co. Capital Corp.



                           DISCOUNTED CASH FLOW VALUATION

 .    We  performed a discounted cash flow valuation of Datapoint based on a discounted cash flow analysis that: - Discounts cumulative stream of free cash flow to the present;

         - Assumes a terminal value based on capitalized earnings or cash flow in the future.

 . Management's projections formed the basis of the analysis. We used three scenarios:

          (i) Management's base case of 0% sales growth, constant gross margins (equal to 1996 pro forma gross margins); (ii) A downside case of 5% annual sales growth, with constant gross margins; (iii) An upside case of 10% annual sales decline, with constant gross margins.

 .    The sale of Telebusiness for net proceeds of * was assumed.

 . In all scenarios it was assumed that the Company used the proceeds of the sale of Telebusiness and $10 million of cash on hand to repurchase debentures at an average price of 80% of face value.

 .    Key assumptions:
          (i) Terminal year 2001;

          (ii) Datapoint's calculated weighted average cost of capital ("WACC") is 18.5%;

          (iii) A range of cost of equity of 15%, 20% and 25% is used to discount Datapoint's free cash flow and terminal value.
          These costs of equity imply a WACC of 13.3%, 17.3% and 21.3%, respectively.
          (iii) Terminal multiple of 2001 EBITDA in a range of 6.0x, 7.0x and 8.0x;

          (iv) Perpetuity terminal value calculated as 2001 free cash flow divided by the discount rate; (v) Average of terminal multiple value and perpetuity value used as terminal value; (vi) Utilization of Datapoint's NOL results in taxes at 33% rather than the statutory rate in the projected years.


Datapoint Corporation                  42                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                         DISCOUNTED CASH FLOW VALUATION

    SUMMARY PROJECTED FINANCIAL INFORMATION - BASE CASE, TELEBUSINESS SOLD FOR
                                          *
                                    ($ in millions)

                                                                                    Projected
                                                         ----------------------------------------------------------------
                                              PF 1996        1997          1998          1999         2000       2001
                                            ------------ ------------- ------------- ------------- ----------- ----------
Total revenue                                    $113.7        $113.7        $113.7        $113.7      $113.7     $113.7
Gross profit                                      $34.9         $34.9         $34.9         $34.9       $34.9      $34.9
   Gross margin %                                   31%           31%           31%           31%         31%        31%
EBITDA                                            $13.7         $13.7         $13.7         $13.7       $13.7      $13.7
   EBITDA margin %                                  12%           12%           12%           12%         12%        12%
Income before extraordinary items                  $2.8          $3.7          $4.2          $4.7        $5.1       $5.5

Total assets                                      $68.2         $70.3         $73.6         $77.5       $81.8      $86.5
Total debt                                          *           $31.3         $31.3         $31.3       $31.3      $31.3
Total cash and equivalents                        $12.2         $16.9         $22.4         $27.8       $33.3      $38.7
Book value of equity                                *         ($10.6)        ($6.4)        ($1.8)        $3.3       $8.8

 .    Datapoint achieves a positive net worth in fiscal year 2000.

         - Assuming the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million of cash on hand to repurchase debentures at 80% of face, positive net worth is attained in 2003.
         - Assuming the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million of cash on hand to repurchase debentures at 80% of face, positive net worth is attained in 1997.


Datapoint Corporation                  43                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                      DISCOUNTED CASH FLOW VALUATION

                 SUMMARY PROJECTED FINANCIAL INFORMATION -
                  DOWNSIDE CASE, TELEBUSINESS SOLD FOR *
                              ($ in millions)

                                                                                    Projected
                                                         ----------------------------------------------------------------
                                              PF 1996        1997          1998          1999         2000       2001
                                            ------------ ------------- ------------- ------------- ----------- ----------
Total revenue                                    $113.7        $108.0        $102.6         $97.5       $92.6      $88.0
Gross profit                                      $34.9         $33.2         $31.5         $29.9       $28.4      $27.0
   Gross margin %                                   31%           31%           31%           31%         31%        31%
EBITDA                                            $13.7         $12.5         $11.4         $10.3        $9.3       $8.3
   EBITDA margin %                                  12%           12%           11%           11%         10%         9%
Income before extraordinary items                  $2.8          $2.9          $2.6          $2.3        $2.0       $1.7

Total assets                                      $68.2         $68.2         $68.9         $69.3       $69.5      $69.4
Total debt                                          *           $31.3         $31.3         $31.3       $31.3      $31.3
Total cash and equivalents                        $12.2         $16.2         $20.3         $23.6       $26.1      $27.9
Book value of equity                                *         ($11.4)        ($8.8)        ($6.5)      ($4.5)     ($2.8)

 .    In the downside case Datapoint achieve a positive net worth in 2004.

          - Assuming the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million of cash on hand to repurchase debentures at 80% of face, positive net worth is not attained during the projected period.
         - Assuming the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million of cash on hand to repurchase debentures at 80% of face, positive net worth is attained in 1997.

 .


Datapoint Corporation                  44                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                         DISCOUNTED CASH FLOW VALUATION

                    SUMMARY PROJECTED FINANCIAL INFORMATION -
                      UPSIDE CASE, TELEBUSINESS SOLD FOR *
                               ($ in millions)

                                                                                  Projected
                                                         ----------------------------------------------------------------
                                              PF 1996        1997          1998          1999         2000       2001
                                            ------------ ------------- ------------- ------------- ----------- ----------
Total revenue                                    $113.7        $125.1        $137.6        $151.4      $166.5     $183.2
Gross profit                                      $34.9         $38.4         $42.2         $46.5       $51.1      $56.2
   Gross margin %                                   31%           31%           31%           31%         31%        31%
EBITDA                                            $13.7         $16.2         $18.9         $21.9       $25.4      $29.2
   EBITDA margin %                                  12%           13%           14%           14%         15%        16%
Income before extraordinary items                  $2.8          $5.3          $7.7         $10.3       $13.1      $16.3

Total assets                                      $68.2         $74.3         $83.8         $96.2      $111.7     $130.6
Total debt                                          *           $31.3         $31.3         $31.3       $31.3      $31.3
Total cash and equivalents                        $12.2         $18.2         $26.7         $37.3       $50.3      $65.9
Book value of equity                                *          ($9.0)        ($1.3)          $9.0       $22.1      $38.3

 .    In the upside case Datapoint achieves a positive net worth in fiscal year
      1999.

         - Assuming the sale of Telebusiness for * in net proceeds and use of these proceeds plus $10 million in cash on hand to repurchase debentures at 80% of face, positive net worth is attained in 2000.
         - Assuming the sale of Telebusiness for * in net proceeds and the use of these proceeds plus $10 million in cash on hand to repurchase debentures at 80% of face, positive net worth is attained in 1997.


Datapoint Corporation                  45                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                          DISCOUNTED CASH FLOW VALUATION

           CALCULATION OF DATAPOINT WEIGHTED AVERAGE COST OF CAPITAL


            CALCULATION OF COST OF EQUITY
          USING CAPITAL ASSET PRICING MODEL                             WEIGHTED AVERAGE COST OF CAPITAL
- ------------------------------------------------------             ------------------------------------------------------
Beta (a)                                         1.35              Assumed constant debt-to-value ratio (f)        20.0%
Market risk premium ("Rm - Rf") (b)              7.1%
Small company risk premium ("Rs") (c)            5.3%              Assumed after tax cost of debt (g)               6.4%
Risk-free rate ("Rf") (d)                        6.6%

                                          ------------
  Cost of equity ("Ke") (e)                     21.5%              Cost of equity per CAPM                         21.5%
                                          ============

                                                                   Weighted average cost of capital                18.5%
                                                                                                             ============


- ------------------------------------------
(a) Control Data Corp.'s Beta is used as a proxy for Datapoint's Beta after the sale of Telebusiness and reduction of leverage. Datapoint's Beta is presently
1.29. (b) Common stock total returns minus intermediate-term government bond total returns for 1926-1992, based on mean returns as derived by Ibbotson & Associates. Intermediate-term government bond is measured by Ibbotson using a one-bond portfolio with a maturity of five years. (c) Ibbotson & Associates small stock returns less total common stock returns. (d) Represents the yield on a five year government bond on July 12, 1995 (Source: Bloomberg). (e) Calculated using CAPM, where Ru = Rf +Rs+ (B * (Rm - Rf)). (f) Chosen based on the low (0%) value ratio of Control Data Corp. (g) Adjusted for tax shield at a tax rate of 33%, which assumes the utilization of some NOLs. Cost of debt is assumed to be 9.5%, based on Datapoint's current borrowing costs.


Datapoint Corporation                  46                         Confidential

Patricof & Co. Capital Corp.



                                     DISCOUNTED CASH FLOW VALUATION
                                        EQUITY VALUATION MATRICES

- -----------------------------------------------------------------------------
             BASE CASE - TELEBUSINESS SOLD FOR *

                                      Terminal Value EBITDA Multiple

                              -----------------------------------------------
                                   6.0x            7.0x            8.0x
                              --------------- --------------- ---------------
       Discount        13.3%           $46.9           $50.6           $54.3
           Rate        15.3%            40.9            44.3            47.7
                       17.3%            36.0            39.1            42.2
                       19.3%            31.8            34.7            37.5
                       21.3%            28.2            30.9            33.5
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
             DOWNSIDE CASE - TELEBUSINESS SOLD FOR *

                                      Terminal Value EBITDA Multiple

                              -----------------------------------------------
                                   6.0x            7.0x            8.0x
                              --------------- --------------- ---------------
       Discount        13.3%           $24.1           $26.4           $28.6
           Rate        15.3%            20.6            22.7            24.7
                       17.3%            17.7            19.6            21.5
                       19.3%            15.3            17.0            18.7
                       21.3%            13.1            14.7            16.3
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
              UPSIDE CASE - TELEBUSINESS SOLD FOR *

                                      Terminal Value EBITDA Multiple

                              -----------------------------------------------
                                   6.0x            7.0x            8.0x
                              --------------- --------------- ---------------
       Discount        13.3%          $109.3          $117.1          $124.9
           Rate        15.3%            96.2           103.4           110.6
                       17.3%            85.6            92.2            98.7
                       19.3%            76.7            82.7            88.8
                       21.3%            69.1            74.6            80.2
- -----------------------------------------------------------------------------


Datapoint Corporation                  47                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                        DISCOUNTED CASH FLOW VALUATION (CONTINUED)
                            TELEBUSINESS SALE PRICE SENSITIVITY

- -----------------------------------------------------------------------------
               BASE CASE - TELEBUSINESS SOLD FOR *

                                      Terminal Value EBITDA Multiple

                              -----------------------------------------------
                                   6.0x            7.0x            8.0x
                              --------------- --------------- ---------------
       Discount        13.3%           $34.4           $38.1           $41.8
           Rate        15.3%            28.4            31.8            35.2
                       17.3%            23.5            26.6            29.7
                       19.3%            19.3            22.2            25.0
                       21.3%            15.7            18.4            21.0
- -----------------------------------------------------------------------------

- -----------------------------------------------------------------------------
               BASE CASE - TELEBUSINESS SOLD FOR *

                                      Terminal Value EBITDA Multiple

                              -----------------------------------------------
                                   6.0x            7.0x            8.0x
                              --------------- --------------- ---------------
       Discount        13.3%           $59.4           $63.1           $66.8
           Rate        15.3%            53.4            56.8            60.2
                       17.3%            48.5            51.6            54.7
                       19.3%            44.3            47.2            50.0
                       21.3%            40.7            43.4            46.0
- -----------------------------------------------------------------------------



Note:
- ----
Matrices on these pages assume a range of 15% to 25% cost of equity which results in a weighted average cost of capital range of 13.3% to 21.3%.

Datapoint Corporation                  48                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                      DISCOUNTED CASH FLOW VALUATION

               RESULTS OF DISCOUNTED CASH FLOW VALUATION

                                                       Equity value range at Datapoint cost of equity of
                                        --------------------------------------------------------------------------------
                                                   15%                        20%                        25%
                                        -------------------------- -------------------------- --------------------------
                                            Low          High          Low          High          Low          High
                                        ------------- ------------ ------------- ------------ ------------- ------------
Telebusiness sold for *                    $55.0         $62.0        $42.0         $49.0        $33.0     -   $40.0

Telebusiness sold for *                    $42.0         $49.0        $29.0         $36.0        $21.0     -   $28.0

Telebusiness sold for *                    $66.0         $73.0        $54.0         $61.0        $46.0     -   $53.0


Note:
- ----
Value ranges chosen based on weighted average of management's base, downside and upside cases.


Datapoint Corporation                  49                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                           VALUATION OF PREFERRED STOCK

The Preferred Stock was valued at the present value of the dividends in arrears and future dividends, weighted for different projections scenarios. Datapoint achieves a positive net worth in a different year in each of the nine projection scenarios (base case projections with Telebusiness proceeds of * ; downside case with Telebusiness proceeds of * ; and upside case at each level of proceeds). The values which result from this analysis, at the different Telebusiness sale prices and at different discount rates, are as follows:

                RESULTS OF PREFERRED DISCOUNTED DIVIDEND VALUATION ANALYSIS

                                        Value per share at discount rate of:
                                       ---------------------------------------
                                           15%          20%           25%
                                       ------------ ------------- ------------
 - Telebusiness sold for *                $7.87        $6.54         $5.50
 - Telebusiness sold for *                $5.55        $4.28         $3.36
 - Telebusiness sold for *                $9.86        $9.44         $9.07



Datapoint Corporation                 50                            Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                    VALUATION OF PREFERRED STOCK BASED ON DIVIDENDS

 . The sale of Telebusiness is critical to Datapoint's ability to attain a positive net worth. If the Company does not attain a positive net worth, it cannot pay dividends on the Preferred Stock. The Company plans to use the proceeds of the sale of Telebusiness to repurchase debentures on the open market. The repurchase of debentures at a discount would also increase net worth.

 .    The following matrix illustrates the sensitivity of Datapoint's pro forma
     1996 net worth to the sale price of Telebusiness and the percentage of face value at which the Debentures are repurchased (this analysis assumes that the net proceeds of the sale of Telebusiness plus $10 million of cash on hand are utilized to repurchase Debentures).

             NET WORTH GIVEN TELEBUSINESS PROCEEDS AND % OF FACE
                           ($ in millions)

                   *          *            *           *          *
             ---------------------------------------------------------
         70%    ($21.5)     ($7.2)        $7.1       $21.4      $35.7
         80%    ($26.8)    ($14.3)      ($1.8)       $10.7      $23.2
         90%    ($31.0)    ($19.9)      ($8.8)        $2.3      $13.5
        100%    ($34.3)    ($24.3)     ($14.3)      ($4.3)       $5.7

Datapoint Corporation                  51                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



             VALUATION OF PREFERRED STOCK BASED ON DIVIDENDS (CONTINUED)

      The following matrix contains the discounted value of the arrearages and dividends per share of Preferred Stock at differing discount rates ranging from 15% - 25% (a range which includes Datapoint's CAPM calculated cost of equity of 21.5%). The column on the left indicates the year in which Datapoint reaches a positive net worth, and is thus able to pay the arrearage and begin paying dividends.

         Dividends beginning in:                Cost of equity
                                   ----------------------------------------
                                      15.0%            20.0%         25.0%
                                   ------------ ------------- -------------
                            1997         $9.86         $9.44         $9.07
                            1998         $9.33         $8.56         $7.89
                            1999         $8.77         $7.72         $6.83
                            2000         $8.20         $6.91         $5.87
                            2001         $7.62         $6.16         $5.02
                            2002         $7.06         $5.47         $4.28
                            2003         $6.52         $4.84         $3.64
                            2004         $5.99         $4.26         $3.08

Datapoint Corporation                  52                         Confidential

Patricof & Co. Capital Corp.



           VALUATION OF PREFERRED STOCK BASED ON DIVIDENDS (CONTINUED)

 . The following tables calculate the expected value of the Preferred Stock given Telebusiness proceeds of *, * and *. The calculation is based on the value of the Preferred Stock in each of management's base, downside and upside projections at each level of proceeds, weighted at 60% for the base case and 20% for the downside and upside cases. In the tables that follow, the year in which Datapoint is projected to reach positive net worth is stated in parentheses for each case.

                       PREFERRED STOCK VALUE - TELEBUSINESS PROCEEDS OF *

                                            Cost of equity
                               ----------------------------------------
                                  15.0%            20.0%         25.0%
                               ------------ ------------- -------------
Base case (2000)                     $8.20         $6.91         $5.87
Downside case (2004)                 $5.99         $4.26         $3.08
Upside case (1999)                   $8.77         $7.72         $6.83

Weighted
- --------

Base case (2000)                              $4.92         $4.15         $3.52
Downside case (2004)                          $1.20         $0.85         $0.62
Upside case (1999)                            $1.75         $1.54         $1.37
                                        ------------ ------------- -------------
Weighted value                                $7.87         $6.54         $5.50
                                        ============ ============= =============
Preferred shares outstanding                  1.868         1.868         1.868
                                        ============ ============= =============
Aggregate value of Preferred Stock            $14.7         $12.2         $10.3
                                        ============ ============= =============


Datapoint Corporation                  53                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



          VALUATION OF PREFERRED STOCK BASED ON DIVIDENDS (CONTINUED)

              PREFERRED STOCK VALUE - TELEBUSINESS PROCEEDS OF *

                                                  Cost of equity
                                     ----------------------------------------
                                        15.0%            20.0%         25.0%
                                     ------------ ------------- -------------
Base case (2003)                           $6.52         $4.84         $3.64
Downside case (never)                      $0.00         $0.00         $0.00
Upside case (2000)                         $8.20         $6.91         $5.87

Weighted
- --------
Base case (2000)                           $3.91         $2.90         $2.18
Downside case (2004)                       $0.00         $0.00         $0.00
Upside case (1999)                         $1.64         $1.38         $1.17
                                     ------------ ------------- -------------
Weighted value                             $5.55         $4.28         $3.36
                                     ============ ============= =============

Preferred shares outstanding               1.868         1.868         1.868
                                     ============ ============= =============
Aggregate value of Preferred Stock         $10.4          $8.0          $6.3
                                     ============ ============= =============



Datapoint Corporation                  54                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



               VALUATION OF PREFERRED STOCK BASED ON DIVIDENDS (CONTINUED)

                   PREFERRED STOCK VALUE - TELEBUSINESS PROCEEDS OF *

                                                  Cost of equity
                                     ----------------------------------------
                                        15.0%            20.0%         25.0%
                                     ------------ ------------- -------------
Base case (1997)                           $9.86         $9.44         $9.07
Downside case (1997)                       $9.86         $9.44         $9.07
Upside case (1997)                         $9.86         $9.44         $9.07

Weighted
- --------

Base case (2000)                           $5.91         $5.67         $5.44
Downside case (2004)                       $1.97         $1.89         $1.81
Upside case (1999)                         $1.97         $1.89         $1.81
                                     ------------ ------------- -------------
                                     ============ ============= =============
Weighted value                             $9.86         $9.44         $9.07
                                     ============ ============= =============

Preferred shares outstanding               1.868         1.868         1.868
                                     ============ ============= =============
Aggregate value of Preferred Stock         $18.4         $17.6         $16.9
                                     ============ ============= =============


Datapoint Corporation                  55                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                              VALUATION OF PREFERRED STOCK
                                       CONCLUSION

                RESULTS OF PREFERRED DISCOUNTED DIVIDEND VALUATION ANALYSIS

                                           Value per share at discount rate of:
                                          -------------------------------------
                                              15%          20%           25%
                                          ------------ ------------ -----------
 - Telebusiness sold for *                   $7.87        $6.54        $5.50
 - Telebusiness sold for *                   $5.55        $4.28        $3.36
 - Telebusiness sold for *                   $9.86        $9.44        $9.07



Datapoint Corporation                  56                         Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                                   CONCLUSION

 .    Management's projections assume the sale of Telebusiness and the use of proceeds to repurchase debentures. These actions reduce the capital deficit of Datapoint and, therefore, increase the present value of potential dividend payments on the Preferred Stock. Assuming the net proceeds of the sale are between * and *, and that the net proceeds plus $10 million in cash on hand is used to repurchase debentures at 80% of face value, the following table presents the per share values which result for the Common Stock before the Exchange Offer.


                                               VALUE OF COMMON STOCK BEFORE EXCHANGE
                                             ($ in millions except per share amounts)


                                                                  Net Proceeds from Telebusiness Sale
                                             -------------------------------------------------------------------------------
                                                         *                          *                          *
                                             -------------------------- -------------------------- -------------------------
Equity value range:                              Low          High          Low          High          Low         High
                                             ------------ ------------- ------------ ------------- ------------ ------------
  Comparative company                              $42.5         $52.5        $55.0         $65.0        $67.5        $77.5
  Discounted cash flow (20% cost of equity)         29.0          36.0         42.0          49.0         54.0         61.0
                                             ------------ ------------- ------------ ------------- ------------ ------------
Average equity value                                35.8          44.3         48.5          57.0         60.8         69.3

Discounted dividend value

  of Preferred Stock (20% cost of equity)            8.0           8.0         12.2          12.2         17.6         17.6
                                             ------------ ------------- ------------ ------------- ------------ ------------

Common equity value                                $27.7         $36.2        $36.3         $44.8        $43.1        $51.6

Common Stock outstanding                          13.670        13.670       13.670        13.670       13.670       13.670

Value per share of Common Stock                    $2.03         $2.65        $2.65         $3.28        $3.15        $3.78
                                             ============ ============= ============ ============= ============ ============




Datapoint Corporation                  57                         Confidential



*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.



                                        CONCLUSION (CONTINUED)

      The following table presents the calculation of value per share of Common Stock after the Exchange Offer, assuming the sale of Telebusiness:

                                          VALUE OF COMMON STOCK AFTER EXCHANGE
                                        ($ in millions except per share amounts)

                                                                          Net Proceeds from Telebusiness Sale
                                                     -------------------------------------------------------------------------------
                                                                 *                          *                          *
                                                     -------------------------- -------------------------- -------------------------
Equity value range:                                      Low          High          Low          High          Low         High
                                                     ------------ ------------- ------------ ------------- ------------ ------------
  Comparative company                                      $42.5         $52.5        $55.0         $65.0        $67.5        $77.5
  Discounted cash flow (20% cost of equity)                 29.0          36.0         42.0          49.0         54.0         61.0
                                                     ------------ ------------- ------------ ------------- ------------ ------------
Average equity value                                       $35.8         $44.3        $48.5         $57.0        $60.8        $69.3

Common Stock outstanding                                  13.670        13.670       13.670        13.670       13.670       13.670
  Preferred @ 3.25:1                                       6.071         6.071        6.071         6.071        6.071        6.071
                                                     ------------ ------------- ------------ ------------- ------------ ------------
Common Stock after conversion                             19.741        19.741       19.741        19.741       19.741       19.741

Value per Common Share                                     1.81          2.24         2.46          2.89         3.08         3.51
                                                     ============ ============= ============ ============= ============ ============


Datapoint Corporation                  58                           Confidential


*  Confidential portions omitted and filed separately with the Commission.

Patricof & Co. Capital Corp.




                                 CONCLUSION (CONTINUED)

 . The following table compares the value per share of Common Stock before and after the Exchange Offer, given a range of net proceeds from the sale of Telebusiness, assuming a 15% to 25% range of cost of equity for Datapoint.

    SUMMARY OF PER SHARE COMMON STOCK VALUE BEFORE AND AFTER EXCHANGE OFFER


                                                            Net Proceeds from Telebusiness Sale
                                       -------------------------------------------------------------------------------
                                                   *                          *                          *
                                       -------------------------- -------------------------- -------------------------
(15% cost of equity)                       Low          High          Low          High          Low         High
                                       ------------ ------------- ------------ ------------- ------------ ------------
Value per share of Common Stock

  Before Exchange Offer                      $2.33         $2.95        $2.95         $3.57        $3.54        $4.16
  After Exchange Offer                        2.14          2.57         2.79          3.22         3.38         3.81

                                                            Net Proceeds from Telebusiness Sale
                                       -------------------------------------------------------------------------------
                                                   *                          *                           *
                                       -------------------------- -------------------------- -------------------------
(20% cost of equity)                       Low          High          Low          High          Low         High
                                       ------------ ------------- ------------ ------------- ------------ ------------
Value per share of Common Stock

  Before Exchange Offer                      $2.03         $2.65        $2.65         $3.28        $3.15        $3.78
  After Exchange Offer                        1.81          2.24         2.46          2.89         3.08         3.51

                                                            Net Proceeds from Telebusiness Sale
                                       -------------------------------------------------------------------------------
                                                   *                          *                         *
                                       -------------------------- -------------------------- -------------------------
(25% cost of equity)                       Low          High          Low          High          Low         High
                                       ------------ ------------- ------------ ------------- ------------ ------------
Value per share of Common Stock

  Before Exchange Offer                      $1.86         $2.49        $2.47         $3.09        $2.91        $3.53
  After Exchange Offer                        1.61          2.04         2.23          2.66         2.87         3.31

 . Because the value per share of Common Stock is within the same range before and after the Exchange Offer, the Exchange Offer is fair, from a financial point of view, to the holders of Common Stock.

 . In addition, the holders of Common Stock benefit in non-quantifiable ways from the Exchange Offer, including the removal of a potential impediment to distributing value to holders of the Common Stock.

Datapoint Corporation                  59                         Confidential


*  Confidential portions omitted and filed separately with the Commission.